Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS

Execution on strategic priorities and stabilizing milk prices drove strong client deposit growth and improved sequential results

Highlights

•	Net income of $2.7 million, or $0.40 per diluted share, for the second quarter 2020
•	Net interest income increased $88,000 during the second quarter of 2020 due to reduction in cost of funds
•	Provision for loan losses decreased $1.1 million to $1.1 million in the second quarter of 2020
•	Loans increased $75.1 million during the second quarter of 2020 primarily due to $106.0 million in Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan applications approved
•	Average loans sold and serviced increased $8.8 million, and loan fees as a percentage of average loans sold and serviced increased 0.04% to 1.02% during the second quarter 2020
•	Client deposits (demand deposits, NOW, savings, money market accounts, and certificates of deposit) increased $101.9 million, or 12.9%, during the second quarter of 2020
•	Independent director Andrew Steimle selected as Chairman of the Board
•	Capital ratios remain strong with a Total Risk-Based Capital ratio of 20.2% and Tier 1 Leverage of 12.5%

Manitowoc, Wisconsin, July 23, 2020 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the second quarter of 2020.  Net income was $2.7 million, or $0.40 per diluted share, for the second quarter of 2020, compared to net income of $3.7 million, or $0.53 per diluted share, for the second quarter of 2019.  For the six months ended June 30, 2020, there was a net loss of $2.5 million, or a $0.40 loss per diluted share, compared to net income of $7.5 million, or $0.53 per share, for the six months ended June 30, 2019.  The 2020 net loss included a $5.0 million goodwill impairment charge, or $0.76 diluted loss per share.  The Company concluded goodwill was impaired after an estimate of the fair value of the Company considering the uncertainty related to COVID-19 and its potential impact on future earnings, as well as comparable bank valuations.  Excluding that charge, net income for the six months ended June 30, 2020 would have been $2.5 million, or $0.36 per diluted share.

Tim Schneider, President of County Bancorp, Inc., noted, “I am very pleased with how well our team has worked through the current COVID-19 environment to fulfill our mission as we partner with our local communities and businesses.  With the vast majority of our employees working remotely, we were able to approve $106 million in SBA PPP loans to support our loyal and new customers and more than 14,000 jobs through this crisis.  By executing against our strategic initiatives, we grew our client deposits this quarter expect to invest our excess liquidity during the second half of 2020 as we see increasing signs of stability and health in our operating environment.”

Schneider continued, “Overall, credit quality has held up well.  However, we believe it will take some time to see the total impact of COVID-19 on overall credit quality and our provisions for loan losses.  While we still have some customers asking for payment deferral related to COVID-19, which now totals $200 million, we witnessed a considerable rebound and stabilization of milk prices during the month of June, which we believe will benefit our agricultural borrowers. More specifically, class III milk prices (cwt) rebounded from the April and May lows of $12 to $13, to $16 to $21 in both June and in the futures for the remainder of 2020.”

Schneider concluded, “Lastly, we successfully raised $17.4 million in subordinated notes at the end of the second quarter 2020.  This opportunistic capital raise reinforces County Bancorp’s value proposition and allows us to take advantage of additional market opportunities for our customers and communities.  As part of our balanced capital allocation approach, we continue to monitor additional pathways to enhance shareholder value. We are pleased with the attractive pricing we received in the fixed income markets and the ability to strengthen our capital structure as we continue to execute against our short- and long-term strategic priorities.  This capital raise allows us to keep our capital ratios strong and will enable us to continue our current dividend payout and common stock buyback plan.  Of note, during the second quarter, we purchased 122,000 shares of common stock.  We are also very proud to rejoin the Russell 2000 and Russell 3000 Indexes during the second quarter of 2020.  This membership is an important milestone for us as we continue to execute our mission and serve our customers and communities. We believe our inclusion will positively impact the liquidity in our stock and create an opportunity to increase our exposure and share our compelling story with a broader investment audience.”

Loans and Securities

Total loans increased $75.1 million, or 7.4%, during the second quarter of 2020 and decreased $60.3 million, or 5.3%, year-over-year to $1.1 billion.  The increase in total loans in the second quarter of 2020 was due primarily to SBA PPP loans totaling $106.0 million as of June 30, 2020.  The decrease in total loans year-over-year was the result of a continued focus on long-term liquidity.  Loan participations the Company continued to service were $762.1 million at June 30, 2020, an increase of $14.5 million, or 1.9%, compared to the first quarter of 2020, and an increase of $66.4 million, or 9.5%, year-over-year.

During the second quarter of 2020, investments decreased $19.2 million, or 7.8%, compared to March 31, 2020 due in part to the sale of $27.8 million of securities that resulted in a gain of $0.6 million.

Deposits

Total deposits at June 30, 2020 were $1.1 billion, an increase of $53.1 million, or 5.2%, from March 31, 2020 and decreased $132.1 million, or 11.0%, year-over-year.  Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased $101.9 million, or 12.9%, from March 31, 2020 and increased $94.4 million, or 11.8%, year-over-year.  The increase in client deposits from the prior quarter-end was partially driven by customers who participated in the SBA PPP program.  Deposits related to those customers totaled approximately $58 million as of June 30, 2020.

During the second quarter of 2020, the Company took advantage of the Federal Reserve Bank’s Paycheck Protection Program Liquidity Facility (“PPPLF”) and funded $99.7 million of SBA PPP loans through borrowings under the PPPLF at an interest rate of 0.35%.   The Company’s overall focus remains on funding loan growth with client deposits; however, these borrowings helped bolster the Company’s overall liquidity.  Due to the increases in loan participations and client deposit growth discussed above, the Company decreased its dependence on brokered deposits and national certificates of deposit to $179.5 million at June 30, 2020.  This represents a decrease of $226.5 million, or 55.8%, from June 30, 2019.

Net Interest Income and Margin

•

Net interest margin decreased both quarter-to-quarter and year-over-year due primarily to the SBA PPP loans that were funded during the second quarter of 2020 at annual yield of 1.0% and the repricing of loans in the declining rate environment.

•	Interest income on investment securities increased both quarter-to-quarter and year-over-year due to shifting balances from interest-bearing deposits with banks to investment securities.
•

Loan interest income decreased in the both linked and year-over-year periods as a result of the lower yields on the previously mentioned PPP loans and the shift from loans held on balance sheet to loans sold and serviced.

•

Interest expense on savings, NOW, money market, and interest checking accounts decreased despite the increase in average balance both in the linked quarter and year-over year due to the market-driven drop in interest rates which contributed to an overall lower cost of funds.

•

Interest expense on time deposits decreased in the linked quarter due to the Company’s continued focus on shifting away from brokered time deposit balances for funding. Year-over-year, time deposits also decreased due to the Company’s shift away from wholesale funding.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended June 30, 2020 v. Three Months Ended March 31, 2020			Three Months Ended June 30, 2020 v. Three Months Ended June 30, 2019
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$238	$(82)	$156	$323	$(138)	$185
Loans	1,044	(1,495)	(451)	(987)	(2,366)	(3,353)
Federal funds sold and interest-bearing deposits with banks	13	(127)	(114)	(54)	(299)	(353)
Total interest income	1,295	(1,704)	(409)	(718)	(2,803)	(3,521)
Interest Expense:
Savings, NOW, money market and interest checking	$126	$(375)	$(249)	$344	$(1,135)	$(791)
Time deposits	(347)	(30)	(377)	(1,254)	88	(1,166)
Other borrowings	3	—	3	1	—	1
FHLB advances	132	(37)	95	393	(466)	(73)
Junior subordinated debentures	3	28	31	5	48	53
Total interest expense	$(83)	$(414)	$(497)	$(511)	$(1,465)	$(1,976)
Net interest income	$1,378	$(1,290)	$88	$(207)	$(1,338)	$(1,545)

The following table sets forth average balances, average yields and rates, and income and expenses for the period indicated.

	For the Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$237,082	$1,444	2.44%	$196,353	$1,289	2.63%	$176,237	$1,259	2.86%
Loans (2)	1,098,327	12,131	4.42%	1,028,637	12,582	4.89%	1,177,071	15,484	5.26%
Interest bearing deposits due from other banks	64,142	111	0.69%	60,825	225	1.48%	73,769	465	2.52%
Total interest-earning assets	$1,399,551	$13,686	3.91%	$1,285,815	$14,096	4.39%	$1,427,077	$17,208	4.82%
Allowance for loan losses	(17,844)			(15,330)			(17,782)
Other assets	85,716			84,461			76,806
Total assets	$1,467,423			$1,354,946			$1,486,101

Liabilities
Savings, NOW, money market, interest checking	$379,991	$525	0.55%	$334,740	$774	0.92%	$315,940	$1,316	1.67%
Time deposits	553,616	3,196	2.31%	613,753	3,574	2.33%	770,554	4,363	2.26%
Total interest-bearing deposits	$933,607	$3,721	1.59%	$948,493	$4,348	1.83%	$1,086,494	$5,679	2.09%
Other borrowings	66,910	15	0.09%	1,259	11	3.49%	1,204	13	4.47%
FHLB advances	103,916	328	1.26%	56,708	233	1.65%	78,653	401	2.04%
Junior subordinated debentures	45,090	737	6.53%	44,871	706	6.29%	44,762	683	6.11%
Total interest-bearing liabilities	$1,149,523	$4,800	1.67%	$1,051,331	$5,298	2.02%	$1,211,113	$6,776	2.24%
Non-interest bearing deposits	134,271			113,351			102,432
Other liabilities	16,749			16,877			12,154
Total liabilities	$1,300,543			$1,181,559			$1,325,699

Shareholders' equity	166,880			173,387			160,402
Total liabilities and equity	$1,467,423			$1,354,946			$1,486,101

Net interest income		$8,886			$8,798			$10,432
Interest rate spread (3)			2.24%			2.37%			2.59%
Net interest margin (4)			2.54%			2.74%			2.92%
Ratio of interest-earning assets to interest-bearing liabilities	1.22			1.22			1.18
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-Interest Income

•

Loan servicing income increased in the linked quarter due primarily to a 0.03% increase in loan servicing fees as a percent of average loans serviced during the second quarter. Year-over-year, loan servicing fees increased due primarily to a 0.10% increase in loan servicing fees as a percent of average loans serviced and an increase in loans serviced.

•

Loan servicing right origination decreased in the linked quarter and year-over-year; however, loan servicing rights as a percent of loans serviced increased to 2.14% at June 30, 2020 from 1.38% at June 30, 2019.

•	$27.8 million of securities were sold during the second quarter of 2020 which resulted in a $0.6 million gain.
	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Non-Interest Income
Service charges	$368	$342	$549	$348	$407
Gain on sale of loans, net	4	38	34	87	26
Loan servicing fees	1,923	1,831	1,778	1,677	1,563
Loan servicing right origination	275	289	1,146	1,741	346
Income on OREO	3	—	54	10	40
Gain on sale of securities	570	—	—	—	341
Other	237	203	161	171	164
Total non-interest income	$3,380	$2,703	$3,722	$4,034	$2,887

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Loan servicing rights, end of period	$16,486	$16,211	$12,509	$11,362	$9,621
Loans serviced, end of period	762,058	747,553	751,738	736,823	695,629
Loan servicing rights as a % of loans serviced	2.16%	2.17%	1.66%	1.54%	1.38%

Total loan servicing fees	$1,923	$1,831	$1,778	$1,677	$1,563
Average loans serviced	754,806	749,646	744,281	716,226	685,449
Annualized loan servicing fees as a % of average loans serviced	1.02%	0.98%	0.96%	0.94%	0.91%

Non-Interest Expense

•

The decrease in employee compensation and benefits expense in the linked quarter was the result of an increase in deferred loan costs (which is comprised primarily of salary expenses) associated with the PPP loans that were capitalized during the second quarter. The year-over-year increase in employee compensation and benefits expense was mainly the result of a 7.1% increase in headcount.

•	Goodwill was considered impaired and fully written-off in the first quarter 2020.
•	There was no write-down of OREO properties in the second quarter of 2020 compared to writedowns in the linked quarter and year-over-year.
•

The decrease in other non-interest expense in the linked quarter was primarily is the result of a loss of $0.3 million recognized on the sale-leaseback of the Manitowoc branch in the first quarter and reduced travel and education expenses as a result of the COVID-19 pandemic.

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$4,594	$5,260	$5,696	$4,735	$4,199
Occupancy	305	354	417	313	283
Information processing	663	670	645	683	591
Professional fees	480	401	371	483	417
Business development	333	366	335	351	347
OREO expenses	44	116	59	57	121
Writedown of OREO	—	1,360	376	—	250
Net loss (gain) on sale of OREO	—	4	(231)	160	9
Depreciation and amortization	303	301	319	319	328
Goodwill impairment	—	5,038	—	—	—
Other	743	1,148	2,278	567	901
Total non-interest expense	$7,465	$15,018	$10,265	$7,668	$7,446

Asset Quality

•	The increase in substandard loans and the adverse classified asset ratio in the linked quarter were primarily due to the downgrade of four agricultural customers and a single hotel customer.
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Loans by risk category(1):
Sound/Acceptable/Satisfactory/ Low Satisfactory	$798,945	$706,247	$724,444	$771,567	$837,094
Watch	198,044	219,459	216,098	202,615	175,995
Special Mention	1,856	15,036	9,239	9,346	25,254
Substandard Performing	47,741	34,179	49,774	71,133	83,992
Substandard Impaired	40,938	37,515	36,218	26,106	25,497
Total loans	$1,087,524	$1,012,436	$1,035,773	$1,080,767	$1,147,832
Adverse classified asset ratio (2)	41.73%	32.35%	39.85%	45.67%	53.21%
(1)	Troubled debt restructurings are presented in their internal risk rating category rather than reclassified to substandard impaired. Prior quarters have been reclassified to reflect this change.
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

Non-performing assets increased in the linked quarter by $2.8 million, or 7.9%, sequentially. Year-over-year, non-performing assets increased $9.3 million, or 32.3%, due to a $5.8 million increase in non-accrual agricultural loans and a $9.6 million increase in non-accrual commercial loans, which were partially offset by a $6.1 million decrease in OREO properties.

•

A provision for loan losses of $1.1 million was recorded for the three months ended June 30, 2020 compared to a provision of $0.9 million for the three months ended June 30, 2019.  The increase in provision was the result of the increase in substandard impaired loans.

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$35,456	$32,051	$30,968	$20,776	$20,096
Other real estate owned	2,629	3,247	5,521	7,252	8,693
Total non-performing assets	$38,085	$35,298	$36,489	$28,028	$28,789

Performing TDRs not on nonaccrual	$21,986	$21,853	$21,784	$28,520	$28,892

Non-performing assets as a % of total loans	3.50%	3.49%	3.52%	2.59%	2.51%
Non-performing assets as a % of total assets	2.52%	2.61%	2.65%	1.98%	1.94%
Allowance for loan losses as a % of total loans	1.71%	1.73%	1.47%	1.39%	1.42%
Net charge-offs (recoveries) quarter- to-date	$120	$(62)	$(253)	$39	$2,111

Corporate Updates

At the annual organizational meeting of the Company’s and the Bank’s boards of directors, Chair William Censky informed the boards that he did not wish to seek re-election as chair of the Company and the Bank. Censky, who is one of the Company's co-founders, has served as chair since the Company's inception in 1996 and will remain a director on the boards of directors of both the Company and the Bank.

According to Timothy Schneider, CEO of Investors Community Bank and President of County Bancorp, Inc., "We are grateful for Bill's leadership and strategic contributions over the past 23 years. His focus on excellence as well as his unwavering support for the bank, its employees and our communities has been vital to our success."

On July 21, 2020, the respective boards appointed current independent director Andrew Steimle as the new chair of the boards of directors of both the Company and the Bank. Steimle has served on both boards of directors since April 2008. He is a business and real estate attorney practicing in Wisconsin and is a founding partner of Steimle Birschbach LLC.  Additionally, the Company’s board of directors appointed director Kathi P. Seifert as Chair of the Nominating and Governance Committee and director Vicki L. Leinbach as Chair of the Compensation Committee.

Conference Call

The Company will host an earnings call tomorrow, July 24, 2020, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until July 24, 2021, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as, any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$127,432	$21,545	$129,011	$120,845	$116,251
Securities available for sale, at fair value	226,971	246,148	158,733	154,962	158,561
Loans held for sale	11,847	14,388	2,151	4,192	7,448
Agricultural loans	624,340	642,066	659,725	673,742	713,602
Commercial loans	328,368	325,310	331,723	360,132	383,542
Paycheck Protection Plan loans	103,317	—	—	—	—
Multi-family real estate loans	30,439	42,198	41,070	43,487	46,683
Residential real estate loans	975	2,753	2,888	3,183	3,753
Installment and consumer other	85	109	367	223	252
Total loans	1,087,524	1,012,436	1,035,773	1,080,767	1,147,832
Allowance for loan losses	(18,569)	(17,547)	(15,267)	(15,065)	(16,258)
Net loans	1,068,955	994,889	1,020,506	1,065,702	1,131,574
Other assets	78,712	78,004	68,378	69,263	70,812
Total Assets	$1,513,917	$1,354,974	$1,378,779	$1,414,964	$1,484,646

Liabilities and Shareholders' Equity
Demand deposits	$149,963	$117,434	$138,489	$117,224	$111,022
NOW accounts and interest checking	81,656	64,873	63,781	56,637	54,253
Savings	8,369	6,566	15,708	6,981	6,621
Money market accounts	307,083	237,889	242,539	248,608	239,337
Time deposits	346,482	364,930	375,100	388,759	387,899
Brokered deposits	121,503	161,882	166,340	206,474	256,475
National time deposits	57,997	66,386	99,485	118,070	149,570
Total deposits	1,073,053	1,019,960	1,101,442	1,142,753	1,205,177
Federal Reserve Discount Window advances	99,693	—	—	—	—
FHLB advances	93,400	109,400	44,400	44,400	59,400
Subordinated debentures	61,910	44,896	44,858	44,820	44,781
Other liabilities	17,336	15,672	16,050	14,239	12,564
Total Liabilities	1,345,392	1,189,928	1,206,750	1,246,212	1,321,922

Shareholders' equity	168,525	165,046	172,029	168,752	162,724
Total Liabilities and Shareholders' Equity	$1,513,917	$1,354,974	$1,378,779	$1,414,964	$1,484,646

Stock Price Information:
High - Quarter-to-date	$24.67	$27.19	$27.98	$20.99	$18.92
Low - Quarter-to-date	$17.13	$13.55	$18.76	$16.80	$16.24
Market price - Quarter-end	$20.93	$18.50	$25.63	$19.62	$17.09
Book value per share	$25.18	$24.17	$24.32	$23.89	$23.03
Tangible book value per share (1)	$25.16	$24.15	$23.58	$23.10	$22.23
Common shares outstanding	6,375,150	6,496,790	6,734,132	6,727,908	6,717,908
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$12,130	$12,582	$13,691	$15,030	$15,484
Taxable securities	1,283	1,282	1,106	1,117	1,177
Tax-exempt securities	162	6	—	—	82
Federal funds sold and other	111	225	442	612	465
Total interest and dividend income	13,686	14,095	15,239	16,759	17,208

Interest Expense
Deposits	3,721	4,347	4,781	5,574	5,678
FHLB advances and other borrowed funds	343	244	225	246	415
Subordinated debentures	736	706	695	687	683
Total interest expense	4,800	5,297	5,701	6,507	6,776
Net interest income	8,886	8,798	9,538	10,252	10,432
Provision for loan losses	1,142	2,218	(51)	(1,154)	876
Net interest income after provision for loan losses	7,744	6,580	9,589	11,406	9,556

Non-Interest Income
Services charges	368	342	549	348	407
Gain on sale of loans, net	4	38	34	87	26
Loan servicing fees	1,923	1,831	1,778	1,677	1,563
Loan servicing right origination	275	289	1,146	1,741	346
Income on OREO	3	—	54	10	40
Gain on sale of securities	570	—	—	—	341
Other	237	203	161	171	164
Total non-interest income	3,380	2,703	3,722	4,034	2,887

Non-Interest Expense
Employee compensation and benefits	4,594	5,260	5,696	4,735	4,199
Occupancy	305	354	417	313	283
Information processing	663	670	645	683	591
Professional fees	480	401	371	483	417
Business development	333	366	335	351	347
OREO expenses	44	116	59	57	121
Writedown of OREO	—	1,360	376	—	250
Net loss (gain) on sale of OREO	—	4	(231)	160	9
Depreciation and amortization	303	301	319	319	328
Goodwill impairment	—	5,038	—	—	—
Other	743	1,148	2,278	567	901
Total non-interest expense	7,465	15,018	10,265	7,668	7,446
Income before income taxes	3,659	(5,735)	3,046	7,772	4,997
Income tax expense	926	(547)	(258)	2,090	1,293
NET INCOME (LOSS)	$2,733	$(5,188)	$3,304	$5,682	$3,704

Basic earnings (loss) per share	$0.40	$(0.79)	$0.47	$0.82	$0.53
Diluted earnings (loss) per share	$0.40	$(0.78)	$0.47	$0.82	$0.53
Dividends declared per share	$0.07	$0.07	$0.05	$0.05	$0.05

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except share data)
Other Data:
Return on average assets(1)	0.74%	(1.53)%	0.96%	1.57%	1.00%
Return on average shareholders' equity(1)	6.55%	(11.97)%	7.74%	13.73%	9.24%
Return on average common shareholders' equity (1)(2)	6.63%	(12.81)%	7.83%	14.14%	9.41%
Efficiency ratio (1)(2)	63.83%	74.92%	76.32%	52.55%	55.38%
Tangible common equity to tangible assets (2)	10.60%	11.58%	11.56%	11.03%	10.10%

Common Share Data:
Net income from continuing operations	$2,733	$(5,188)	$3,304	$5,682	$3,704
Less: Preferred stock dividends	99	108	117	120	118
Income available to common shareholders	$2,634	$(5,296)	$3,187	$5,562	$3,586

Weighted average number of common shares issued	7,198,901	7,182,945	7,173,290	7,168,785	7,159,072
Less: Weighted average treasury shares	759,294	518,740	443,920	443,920	443,920
Plus: Weighted average non- vested restricted stock units	65,291	39,785	32,125	32,125	30,483
Weighted average number of common shares outstanding	6,504,898	6,703,990	6,761,495	6,756,990	6,745,635
Effect of dilutive options	28,511	49,072	44,630	19,160	20,731
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,533,409	6,753,062	6,806,125	6,776,150	6,766,366

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Return on average common shareholders' equity reconciliation(1):
Return on average shareholders' equity	6.55%	(11.97)%	7.74%	13.73%	9.24%
Effect of excluding average preferred shareholders' equity	0.08%	(0.84)%	0.09%	0.41%	0.17%
Return on average common shareholders' equity	6.63%	(12.81)%	7.83%	14.14%	9.41%

Efficiency ratio (2):
Non-interest expense	$7,465	$15,018	$10,265	$7,668	$7,446
Less: goodwill impairment	—	(5,038)	—	—	—
Less: net loss on sales and write-downs of OREO	—	(1,364)	(145)	(160)	(259)
Adjusted non-interest expense (non-GAAP)	$7,465	$8,616	$10,120	$7,508	$7,187

Net interest income	$8,886	$8,798	$9,538	$10,252	$10,432
Non-interest income	3,380	2,703	3,722	4,034	2,887
Less: net gain on sales of securities	(570)	—	—	—	(341)
Operating revenue	$11,696	$11,501	$13,260	$14,286	$12,978
Efficiency ratio	63.83%	74.92%	76.32%	52.55%	55.38%

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(dollars in thousands, except per share data)
Adjusted diluted earnings per share(3):
Net income (loss) from continuing operations	$2,733	$3,704	$(2,454)	$7,466
Less: preferred stock dividends	(99)	(118)	(207)	(235)
Plus: Goodwill impairment	—	—	5,038	—
Adjusted income available to common shareholders for basic earnings per common share	$2,634	$3,586	$2,377	$7,231

Weighted average number of common shares outstanding	6,504,898	6,745,635	6,604,187	6,735,725
Effect of dilutive options	28,511	20,731	39,548	21,170
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,533,409	6,766,366	6,643,735	6,756,895

Adjusted diluted earnings per share	$0.40	$0.53	$0.36	$1.07

(1)	Management uses the return on average common shareholders’ equity in order to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3)

In our judgment, the adjustment made to diluted earnings per share allows investors to better assess our income related to core operations by removing the volatility associated with the goodwill impairment which was a one-time, non-cash expense.

Non-GAAP Financial Measures (continued):

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation(1):
Common equity	$160,526	$157,046	$164,029	$160,752	$154,724
Less: Goodwill	—	—	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	125	171	225	286	354
Tangible common equity (non-GAAP)	$160,401	$156,875	$158,766	$155,428	$149,332
Common shares outstanding	6,375,150	6,496,790	6,734,132	6,727,908	6,717,908
Tangible book value per share	$25.16	$24.15	$23.58	$23.10	$22.23

Total assets	$1,513,917	$1,354,974	$1,378,779	$1,414,964	$1,484,646
Less: Goodwill	—	—	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	125	171	225	603	701
Tangible assets (non-GAAP)	$1,513,792	$1,354,803	$1,373,516	$1,409,323	$1,478,907
Tangible common equity to tangible assets	10.60%	11.58%	11.56%	11.03%	10.10%

Adverse classified asset ratio(2):
Substandard loans	$88,680	$71,694	$85,992	$97,239	$109,489
Other real estate owned	2,629	3,247	5,521	7,252	8,693
Substandard unused commitments	3,230	2,840	2,849	991	1,458
Less: Substandard government guarantees	(6,336)	(7,699)	(7,892)	(7,746)	(7,821)
Total adverse classified assets (non-GAAP)	$88,203	$70,082	$86,470	$97,736	$111,819

Total equity (Bank)	$201,507	$204,089	$204,240	$201,967	$196,036
Accumulated other comprehensive loss (gain) on available for sale securities	(8,734)	(5,012)	(2,505)	(3,016)	(2,166)
Allowance for loan losses	18,569	17,547	15,267	15,065	16,258
Adjusted total equity (non-GAAP)	$211,342	$216,624	$217,002	$214,016	$210,128
Adverse classified asset ratio	41.73%	32.35%	39.85%	45.67%	53.21%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.